SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) October 13, 1999

                             VALLEY NATIONAL BANCORP
               (Exact name of registrant as specified in charter)

                                   New Jersey
                   (State or other jurisdiction of incorporation)

                               0-11179 22-2477875
            (Commission File Number) (IRS Employer Identification No.)

                    1455 Valley Road, Wayne, New Jersey 07470
                     (Address of principal executive offices)

                                    (973) 305-8800
              (Registrant's telephone number, including area code)

Item 5.           Other events

October l3, 1999, Valley National Bancorp (NYSE:VLY) reported earnings of $27.3 million, or diluted share earnings of $0.45 for the quarter ended September 30, 1999 compared with net income of $25.9 million, or diluted share earnings of $0.42 for the quarter ended September 30, 1998. These represent increases of 5.3 and 7.1 percent in net income and diluted share earnings, respectively. All data for 1998 has been restated to reflect the merger with Ramapo Financial Corp.("Ramapo") on June 11, 1999, accounted for as a pooling of interests, and to reflect the 5% stock dividend issued in May 1999.

Net income for the nine months ended September 30, 1999, excluding merger related charges, was $81.4 million, or $1.33 per diluted share, compared with $76.2 million, or $1.23 per diluted share, for the 1998 period. The results for 1999 exclude the net, after tax, of $2.2 million or $0.04 a diluted share from the Ramapo merger. Net income after the charge was $79.2 million, or $1.29 per diluted share.

The quarter ended September 30, 1999 produced an annualized return on average assets ("ROA") of 1.80 percent and a 19.25 percent annualized return on average equity ("ROE"). The efficiency ratio for the quarter ended September 30, 1999 was 43.5 percent, one of the best in the banking industry.

Gerald H. Lipkin, Valley's Chairman, President and CEO stated, "Valley continues to strive to deliver superior banking services to all of its customers as it broadens its service offerings to meet their needs for on line delivery systems and asset management alternatives. We continue to focus on close personal service to further enhance our position as a "Super Community Bank" serving northern New Jersey. Our earnings for the third quarter and nine months of 1999 reflect the results of our strong performance, as income before taxes and merger charges increased 21 and 20 percent, respectively over the prior year periods. This increase is noteworthy because it offsets a higher effective tax rate during 1999 compared with 1998."

Valley's focus on building its title insurance business was initiated with the closing of the purchase of the Commonwealth Title Agency in mid July. Since then, there has been a increase in business due to our successful marketing efforts, placing us ahead of gross revenue targets for the agency's first year of operations.*

Valley's realignment of its asset management and trust departments is proceeding as planned with the location of Valley's new Financial Services Division in an existing 16,000 square foot facility at 1195 Hamburg
Turnpike in Wayne. Valley's wholly owned subsidiary, New Century Asset Management, now part of the Financial Services Division, will be operating at this location along with trust and brokerage services. Valley anticipates that cost savings will be realized from operating in this single modern location. The Financial Services Division of Valley will also include estate planning, custodial and other trust services, brokerage services and financial planning.

Valley's suite of on line products now allows customers to apply for a residential mortgage over the internet. This new capability supplements Valley's on line services that allow customers to conveniently pay bills, transfer funds, send e-mail and obtain account information via the internet.

Commenting further, Mr. Lipkin said, "Valley's increased earnings during the third quarter of 1999 was mainly the result of strong loan production in all loan categories, higher net interest income, lower non-interest expenses, offset by higher income taxes. Valley's solid earnings, coupled with its strong capital base and credit quality, allow us to add new products and services and expand the franchise through de novo branching and the acquisition of other financial institutions."

Net interest income, on a fully-taxable equivalent basis, for the third quarter of 1999 increased $4.0 million, or 6.4 percent, compared with the third quarter of 1998, and produced a net interest margin of 4.58 percent. Compared with the second quarter of 1999, net interest income increased $1.3 million, or 2.0 percent, and the net interest margin increased 7 basis points. The increase in net interest income and the net interest margin between the second and third quarter of 1999 was mainly the result of higher loan and investment rates.

Non-interest income for the third quarter of 1999 was $11.3 million, unchanged from the third quarter of 1998. Non-interest expense for the third quarter of 1999 was $33.9 million, a decrease from $36.2 million during the same period of 1998. The decrease was mainly the result of increased salary expense; offset by a reduction of credit card and other expenses, which are mostly attributable, to cost savings from mergers during 1998 and 1999.

Asset Quality and Reserve for Loan Losses
At September 30, 1999, among total loans of $4.4 billion, nonaccrual loans, representing 0.1 percent of loans, were $6.2 million, down from $7.9 million at September 30, 1998. Total nonperforming assets, which include nonaccrual loans and OREO, totaled $7.0 million, or 0.2 percent of loans and OREO, at September 30, 1999 down from $13.3 million at September 30, 1998. Loans past due 90 days or more and still accruing at September 30, 1999 increased to $11.7 million(a) compared to $10.5 million at September 30, 1998.

Capital Adequacy
Shareholders' equity was $568.3 million on September 30, 1999. Valley's risk-based capital ratios were 12.05 percent for Tier 1 capital and 13.20 percent for Total capital. The Tier 1 leverage ratio was 9.48 percent.



(a) Corrected amount, originally reported in Valley's press release as a decrease to $9.2 million.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, NJ. Its principal subsidiary, Valley National Bank, operates 117 offices located in 75 communities serving 10 counties throughout northern New Jersey. Valley's web site can be found at valleynationalbank.com.

 *        *        *        *       *            *        *        *        *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by an "asterisk" (*) or such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.



                            (FIVE TABLES TO FOLLOW)

                              Valley National Bancorp
                            Consolidated Financial Highlights

SELECTED FINANCIAL DATA

                                         Three Months Ended   Nine Months Ended
                                            September 30,       September 30,
(Dollars in thousands,
except per share data)                   1999       1998      1999       1998

NET INCOME                             $  27,279   $ 25,895  $ 79,165 $ 76,246
Net interest income                       65,472     61,452   193,313  182,457
Net interest income (FTE)                 66,646     62,654   196,638  186,325

Per share data:*
     Basic earnings                         0.45       0.42      1.30     1.24
     Diluted earnings                       0.45       0.42      1.29     1.23
     Cash dividends declared                0.26       0.24      0.76     0.69
     Book value                             9.40       9.35      9.40     9.35
     Closing stock price - high            29.25      33.81     29.31    33.81
     Closing stock price - low             24.69      24.88     23.58    24.88

FINANCIAL RATIOS:
Net interest margin - FTE                   4.58 %     4.62 %    4.56 %   4.63 %
Return on average assets                    1.80       1.82      1.76     1.80
Return on average shareholders' equity     19.25      18.33     18.14    18.19
Efficiency ratio                           43.49      47.85     42.88    45.73


For the nine months ended September 30, 1999, net income, per share data and the financial ratios include the merger-related charges, net of tax, recorded during the second quarter of 1999 in connection with the Ramapo Financial Corporation merger on June 11, 1999 of $2.2 million or $0.04 per diluted share. *Per share figures have been adjusted for a 5 percent stock dividend issued May 18, 1999.


SELECTED BALANCE SHEET ITEMS AND RATIOS

                                  Three Months Ended       Nine Months Ended
                                     September 30,            September 30,
(Dollars in thousands)            1999        1998          1999       1998

AVERAGE BALANCE SHEET ITEMS:
Assets                          $ 6,072,900 $ 5,682,268 $ 6,009,784 $ 5,640,265
Earning Assets                    5,824,412   5,419,785   5,746,677   5,369,653
Loans                             4,307,991   4,028,204   4,224,703   3,985,923
Interest Bearing Liabilities      4,587,076   4,253,019   4,514,682   4,228,291
Deposits                          5,012,406   4,882,468   4,977,729   4,841,242
Shareholders' equity                566,882     565,162     581,902     558,847


ALLOWANCE FOR POSSIBLE LOAN LOSSES
Beginning of period             $    54,894 $    53,008 $   54,640  $    53,170
Provision for possible loan losses    2,320       3,145      6,095        9,250
Charge-offs                           3,383       2,923      8,789       11,185
Recoveries                              915         750      2,800        2,745
End of period                        54,746      53,980     54,746       53,980


                                                      As of September 30,
(Dollars in thousands)                            1999                   1998

BALANCE SHEET ITEMS:
Assets                                      $ 6,109,798             $ 5,643,948
Loans                                         4,396,408               4,087,402
Deposits                                      4,961,607               4,834,950
Shareholders' equity                            568,283                 573,774

CAPITAL RATIOS:
Tier 1 leverage ratio                              9.48 %                 9.82%
Risk-based capital - Tier 1                       12.05                  13.54
Risk-based capital - Total Capital                13.20                  14.79


                                  Valley National Bancorp
                             Consolidated Financial Highlights

SELECTED FINANCIAL DATA


                                                      As of September 30,
(Dollars in thousands)                           1999                   1998

ASSET QUALITY:
Non-accrual loans                           $    6,199              $    7,934
Other real estate owned (OREO)                     795                   5,379
Total non-performing assets                      6,994                  13,313
Loans past due 90 days or more and
   still accruing                               11,653(b)               10,475


ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
     other real estate owned (OREO)               0.16 %                  0.33%
Allowance for loan losses to loans                1.25                    1.32
Net charge-offs to average loans                  0.19                    0.28


(b)  Corrected amount, originally reported in Valley's press release as $9,245.

VALLEY NATIONAL BANCORP
Consolidated Statements of Financial Condition


($ in thousands)                                         September 30,
                                                   1999               1998 (1)

Cash and due from banks                         $  161,686         $  141,888
Federal funds sold                                       0             64,000
Investment securities                            1,405,159          1,221,701
Loans                                            4,387,267          4,066,496
Loans held for sale                                  9,141             20,906
Less: Allowance for possible loan losses           (54,746)           (53,980)
Loans, net                                       4,341,662          4,033,422
Premises and equipment                              82,381             82,101
Accrued interest receivable                         36,829             31,967
Other assets                                        82,081             68,869
   Total assets                                $ 6,109,798         $5,643,948


Liabilities

Deposits:
     Non-interest bearing                      $   921,497       $   806,153
     Interest bearing:
        Savings                                  1,977,994         1,968,825
        Time                                     2,062,116         2,059,972

          Total deposits                         4,961,607         4,834,950

Other borrowings                                   530,557           183,733
Accrued expenses and other liabilities              49,351            51,491

          Total liabilities                      5,541,515         5,070,174


Shareholders' Equity
Common stock, no par value, authorized 103,359,375
      shares; issued 60,624,940 shares in 1999 and
      58,948,784 shares in 1998                    25,959            26,003
Surplus                                           326,061           330,772
Retained earnings                                 233,478           225,350
Unallocated common stock held by Employee
 Benefit Plan                                      (1,097)           (1,443)
Accumulated other comprehensive (loss) income     (10,475)            4,717

                                                  573,926           585,399
Cost of shares in treasury (200,700 common shares
     in 1999 and 474,017 in 1998)                  (5,643)          (11,625)

          Total shareholders' equity              568,283           573,774


          Total liabilities and
               shareholders' equity           $ 6,109,798       $ 5,643,948


Note:   (1)  1998 data has been restated to reflect the merger with
             Ramapo Financial Corporation, effective June 11, 1999.


VALLEY NATIONAL BANCORP
Consolidated Statements of Income                        Three Months Ended
($ in thousands, except per share data)                     September 30,
                                                        1999           1998 (1)

Interest Income
Interest and fees on loans                          $  85,839        $ 83,561
Interest and dividends on investment securities        21,431          17,787
Interest on federal funds sold and other
          short term investments                          636           2,323

               Total interest income                  107,906         103,671

Interest Expense
Interest on deposits:
     Savings deposits                                  10,298          11,842
     Time deposits                                     25,410          27,438
Interest on other borrowings                            6,726           2,939

               Total interest expense                  42,434          42,219

Net interest income                                    65,472          61,452
Provision for possible loan losses                      2,320           3,145

Net interest income after provision for possible
     loan losses                                       63,152          58,307

Non-Interest Income
Trust income                                              535             424
Service charges on deposit accounts                     3,599           3,608
Gains on securities transactions, net                     140             114
Fees from loan servicing                                2,137           1,964
Credit card income                                      2,299           2,564
Gain on sale of loans, net                                442           1,293
Other                                                   2,179           1,398

               Total non-interest income               11,331          11,365

Non-Interest Expense
Salary expense                                         14,721          14,256
Employee benefit expense                                3,667           3,349
FDIC insurance premiums                                   303             309
Occupancy and equipment expense                         5,141           5,928
Credit card expense                                     1,286           1,804
Amortization of intangible assets                       1,505           2,193
Other                                                   7,300           8,360

               Total non-interest expense              33,923          36,199

Income before income taxes                             40,560          33,473
Income tax expense                                     13,281           7,578

Net income                                           $ 27,279       $  25,895


Earnings per share:  (2)
              Basic                                  $   0.45       $   0.42
              Diluted                                $   0.45       $   0.42
Weighted Average Number of Shares Outstanding:  (2)
              Basic                                60,229,700     61,353,791
              Diluted                              60,864,460     62,179,568


Note:  (1)     All data has been restated to reflect the merger with Ramapo
               Financial Corporation, effective June 11, 1999.
       (2)     1998 earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend issued on May 18, 1999.

VALLEY NATIONAL BANCORP
Consolidated Statements of Income                      Nine Months Ended
($ in thousands, except per share data)                  September 30,
                                                      1999            1998 (1)

Interest Income
Interest and fees on loans                         $  250,977      $   248,143
Interest and dividends on investment securities        62,914           55,886
Interest on federal funds sold and other
          short term investments                        2,954            4,883

               Total interest income                  316,845          308,912

Interest Expense
Interest on deposits:
     Savings deposits                                  30,401           35,252
     Time deposits                                     75,864           82,473
Interest on other borrowings                           17,267            8,730

               Total interest expense                 123,532          126,455

Net interest income                                   193,313          182,457
Provision for possible loan losses                      6,095            9,250

Net interest income after provision for possible
     loan losses                                      187,218          173,207

Non-Interest Income
Trust income                                            1,632            1,364
Service charges on deposit accounts                    10,691           10,330
Gains on securities transactions, net                   2,570            1,154
Fees from loan servicing                                5,990            5,540
Credit card income                                      6,497            7,762
Gain on sale of loans, net                              1,890            3,935
Other                                                   6,583            3,873

               Total non-interest income               35,853           33,958


Non-Interest Expense
Salary expense                                         43,186           41,825
Employee benefit expense                                9,978            9,433
FDIC insurance premiums                                   927              950
Occupancy and equipment expense                        14,937           16,617
Credit card expense                                     3,932            7,317
Amortization of intangible assets                       3,647            4,443
Merger - related charges                                3,005                0
Other                                                  21,812           23,085

               Total non-interest expense             101,424          103,670

Income before income taxes                            121,647          103,495
Income tax expense                                     42,482           27,249

Net income                                           $ 79,165        $  76,246


Earnings per share:  (2)
              Basic                                  $   1.30        $    1.24
              Diluted                                $   1.29        $    1.23
Weighted Average Number of Shares Outstanding:  (2)
              Basic                                60,862,712       61,365,056
              Diluted                              61,480,737       62,212,398


Note:  (1)     All data has been restated to reflect the merger with Ramapo
               Financial Corporation, effective June 11, 1999.
       (2)     1998 earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend issued on May 18, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     VALLEY NATIONAL BANCORP


                                     By:      /s/ Alan D. Eskow
                                              Alan D. Eskow
                                              Principal Accounting Officer
                                              and Corporate Secretary
Dated:  October 20, 1999